SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 4, 2004 (November 4, 2004)

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 3100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On November 4, 2004, Sanders Morris Harris Group Inc. (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2004.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.   Other Events.

Consistent with the dividend policy previously adopted by the Company, on November 4, 2004, the Company announced that its board of directors had declared a cash dividend for the fourth quarter of 2004 in the amount of $0.0375 per share of common stock.  The cash dividend will be payable on January 18, 2005 to holders of record of the issued and outstanding common stock as of the close of business on January 3, 2005.

Any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including general economic and business conditions, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal and regulatory restrictions on the payment of dividends, and such other factors the board of directors considers relevant.

Item 9.01.   Financial Statements and Exhibits.

a.                                       Financial statements of business acquired

Not Applicable

b.                                      Pro forma financial information

Not Applicable

c.                                       Exhibits

99.1                           Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ Ben T. Morris
Ben T. Morris,
Chief Executive Officer

Date: November 4, 2004